SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Corporate Property Associates 15 Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 29, 2010

Notice of Annual Meeting of Stockholders
to be Held Wednesday, June 9, 2010

Dear CPA®:15 Stockholder,

On Wednesday, June 9, 2010, Corporate Property Associates 15 Incorporated, a Maryland corporation (“CPA®:15”), will hold its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at CPA®:15’s executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 4:00 p.m. local time.

We are holding the Annual Meeting:

•	To consider and vote upon a proposal to elect five Directors to serve for one year terms expiring at the 2011 annual meeting and until their respective successors are duly elected and qualify; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

THE BOARD OF DIRECTORS OF CPA®:15 RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

Only stockholders of record who owned stock at the close of business on April 14, 2010 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

CPA®:15 mailed this Proxy Statement, proxy, and its Annual Report to stockholders on or about April 30, 2010.

By Order of the Board of Directors

Susan C. Hyde
Managing Director and Secretary

It is important that your shares be represented and voted at the Annual Meeting, whether or not you attend the Annual Meeting. You may authorize your proxy by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2010:

This Proxy Statement and our Annual Report to stockholders are available at www.proxyvoting.com/wpc.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

PROXY STATEMENT
APRIL 29, 2010

QUESTIONS & ANSWERS

The accompanying proxy is solicited by the Board of Directors of Corporate Property Associates 15 Incorporated, a Maryland corporation, for use at its annual meeting of stockholders (the “Annual Meeting”) to be held on June 9, 2010 at 50 Rockefeller Plaza, New York, New York, 10020 at 4:00 p.m. local time, or any adjournment thereof. As used herein, “CPA®:15,” the “Company,” “we” and “us” refer to Corporate Property Associates 15 Incorporated.

Who is soliciting my proxy?

The Board of Directors of CPA®:15 is sending you this Proxy Statement and enclosed proxy.

Who is entitled to vote at the Annual Meeting?

Stockholders of record of CPA®:15 as of the close of business on April 14, 2010 (the “record date”) are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the record date, CPA®:15 had 126,474,814 shares outstanding and entitled to vote. Every stockholder is entitled to one vote for each share held.

How do I vote?

You may vote your shares either by attending the Annual Meeting or by authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy and return it in the enclosed envelope, or follow the instructions on the enclosed proxy for authorizing your proxy by telephone or Internet. If you return your proxy by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying CPA®:15’s Secretary, Susan C. Hyde, in writing or submitting a new proxy in writing, or by voting in person at the Annual Meeting. The mailing address of CPA®:15 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

Yes.  Your vote is needed to ensure that the proposal can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

A quorum is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds, and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. The election inspectors will treat abstentions and non-votes as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

What vote is needed to approve the election of each of the nominees as Director?

A plurality of all the votes cast shall be sufficient to elect a Director. No stockholder shall have the right to cumulative votes. Unless otherwise required by our charter or Bylaws or Maryland law, proposals, other than with respect to the election of Directors, must receive the affirmative vote of a majority of the votes cast at a duly held meeting at which a quorum is present.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and if we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted FOR the nominees for Director and as recommended by our Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

We do not know of other matters which are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

CPA®:15 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Asset Management Corp. and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated to be $50,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

ELECTION OF DIRECTORS

At the Annual Meeting, you and the other stockholders will elect five Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies except in the event of death, resignation or removal. If a nominee is unavailable for election, proxies will be voted for another person nominated by the Board of Directors. Currently, the Board of Directors is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

NOMINATING PROCEDURES

CPA®:15’s Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to CPA®:15’s Bylaws, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors. Affiliated Directors (those who are officers or are not otherwise considered independent) similarly act together to evaluate and nominate other

Affiliated Directors. If there are no Affiliated Directors, then Affiliated Directors may be nominated by the full Board of Directors.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board of Directors. The Board of Directors is authorized to retain advisers and consultants and to compensate them for their services. The Board of Directors did not retain any such advisers or consultants during 2009. In considering whether to recommend any candidate for inclusion in the Board of Director’s slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Bylaws and will also consider the candidate’s integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled “Stockholder Communications” for a description of the notice procedures and the address to which such notice should be sent.

The nominating stockholder’s notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the number of shares of CPA®:15 stock beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies of re-election of Directors pursuant to Securities and Exchange Commission (“SEC”) Rule 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Also, the stockholder giving notice must provide the name and record address of the stockholder and the number of shares beneficially owned by the stockholder.

The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CPA®:15 or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee’s election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures. If the chairman should so determine, he or she shall declare that the defective nomination shall be disregarded.

NOMINEES FOR THE BOARD OF DIRECTORS

Unless otherwise specified, proxies will be voted FOR the election of the named nominees. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is now a member of the Board of Directors.

Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee’s biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

Wm. Polk Carey
Age: 79
Director Since: 2001

Mr. Carey serves as Chairman of the Board of Directors. Mr. Carey has also served as a Director and Chairman of Corporate Property Associates 14 Incorporated (“CPA®:14”) since 1997, Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”) since 2003, Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”) since October 2007 and W. P. Carey & Co. LLC since 1997. He also serves as Chairman of the Board of Carey Asset Management Corp., CPA®:15’s advisor. Mr. Carey was also Co-CEO of CPA®:14, CPA®:15, and CPA®:16 – Global from 2002 through March 2005. He also served as a Director and Chairman of Corporate Property Associates 12 Incorporated (“CPA®:12”) from July 1993 to December 2006. Mr. Carey has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (subsequently Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co., and Vice Chairman of the Investment Banking Board and Director of Corporate Finance of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University, D.C.S. honoris causa from The City University of New York and D.C.L. honoris causa from the University of the South. He is a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He serves as Chairman and a Trustee of the W. P. Carey Foundation and has served as Chairman of the Penn Institute for Economic Research. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. As founder and Chairman of W. P. Carey & Co. LLC, our Chairman, Chairman of CPA®:14, CPA®:16 – Global and CPA®:17 – Global, and through a long and distinguished record of business success and philanthropic activities, Mr. Carey brings to the Board demonstrated leadership skills, business expertise and a commitment to community service that we believe are important qualities of a director of our Company.

Gordon F. DuGan
Age: 43
Director Since: 2005

Mr. DuGan has served as Chief Executive Officer and as a member of the Board of Directors since 2005. He has been President of W. P. Carey & Co. LLC since 1999 and CEO since 2005, having served as co-CEO since 2002; prior to that, he served in various capacities, including Deputy Head of Investment. Mr. DuGan also serves as President and CEO of Carey Asset Management Corp., CPA®:15’s advisor. He has served as CEO and a Director of CPA®:14 from February 2005 until April 2006 and then from June 2007 through July 2008, CPA®:16 – Global from December 2003 to July 2008 and CPA®:17 – Global since October 2007. Mr. DuGan also served as a Director of CPA®:12 from February 2005 to September 2006. Mr. DuGan was also the Vice Chairman of both CPA®:14 and CPA®:15 from March 2002, and of CPA®:16 – Global from June 2003, until February 2006. Mr. DuGan serves as a Trustee of the W. P. Carey Foundation. He also serves on the Board of the New York Pops, is a member of the Young Presidents Organization and the Council on Foreign Relations. He recently joined the Advisory Board of the Innocence Project and the Advisory Board of India 2020, Limited, a private equity firm investing in Indian middle-market businesses. Mr. DuGan is a former member of the Board of NAREIT. Mr. DuGan received his B.S. in Economics from the Wharton

School at the University of Pennsylvania. Mr. DuGan’s qualifications for election to our Board include his executive experience with W. P. Carey & Co. LLC and as our Chief Executive Officer, his knowledge of our business and his involvement in several charitable and prestigious business and cultural organizations.

Elizabeth P. Munson*
Age: 53
Director Since: 2003

Ms. Munson serves as an Independent Director and as a member of the Audit Committee of the Board of Directors. Ms. Munson has also served as an Independent Director and a member of the Audit Committees of CPA®:14 from December 2006 to September 2007, having previously served in those capacities from April 2002 to December 2003, CPA®:16 – Global since April 2004 and CPA®:17 – Global since October 2007. Ms. Munson also served as an Independent Director and member of the Audit Committee of CPA®:12 from April 2002 to December 2006. Ms. Munson is the President and a Director of Rockefeller Trust Company, N.A. and The Rockefeller Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of, and head of Wealth Management Services for, Rockefeller & Co. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983. Ms. Munson is a member of the Board of Managers, Vice President and Secretary of Episcopal Social Services, New York, New York, is a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York and is a member of the Board of Trustees and Secretary of Friends of WWB/USA Inc., New York, New York. Ms. Munson received her B.A. from Yale University, her J.D. from Harvard University and her Masters in Tax Law from New York University. Ms. Munson’s qualifications for election to our Board include her executive experience with a leading investment and wealth management firm, her prior legal experience and her involvement in several charitable organizations.

Richard J. Pinola*
Age: 64
Director Since: 2008

Mr. Pinola served as an Independent Director and Chairman of the Audit Committee of the Board of Directors from August 2006 to September 2007 and has served as an Independent Director and a member of the Audit Committee again since June 2008 (Chairman of the Committee since August 2009). Mr. Pinola has also served as an Independent Director and Chairman of the Audit Committees of CPA®:14 from July 2006 to April 2008 (and as an Independent Director and a member of the Audit Committee again since June 2009), CPA®:16 – Global since August 2006 and CPA®:17 – Global from October 2007 to June 2009. Mr. Pinola served as Chief Executive Officer and Chairman of Right Management Consultants from 1994 through 2004. He served as a Director of the company from 1990 and as CEO from 1992 until Right Management was purchased by Manpower Inc. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, an $8 billion diversified financial service firm. He was also a CPA with PriceWaterhouse & Co. (now PricewaterhouseCoopers). Mr. Pinola is a Director of Kenexa Inc. and Nobel Learning Communities, where he serves as Chairman of one audit committee and on various other committees, and he served as a Director of K-Tron International from 1994 until April 2010. He is also on the Boards of the Visiting Nurses Association and King’s College. He has also served on the boards of directors of the American Lung Association, Janney Montgomery Scott LLC, the Life Office Management Association and the Horsham Clinic. Mr. Pinola was the Founder and Director of The Living Wills Archive Company and a Founder and board member of the Mutual Association for Professional Services. Mr. Pinola received his B.S. in Accounting from King’s College. Mr. Pinola’s qualifications for election to our Board include his extensive executive experience, his knowledge of accounting and his involvement in several charitable organizations.

James D. Price*
Age: 71
Director Since: 2006

Mr. Price serves as an Independent Director and as a member of the Audit Committee of the Board of Directors, serving as Chairman of the Committee from September 2007 to August 2009. He has also served as an Independent Director and a member of the Audit Committees of CPA®:14 from September 2005 to April 2006 and then from December 2006 to the present (Chairman since April 2008), CPA®:16 – Global from September 2005 to September 2007 and CPA®:17 – Global since October 2007 (Chairman of the Committee since August 2009). Mr. Price also served as an Independent Director of CPA®:12 from September 2005 to December 2006. Mr. Price has over 37 years of real estate experience in the U.S. and foreign markets, including significant experience in structuring mortgage loans, leveraged leases, credit leases and securitizations involving commercial and industrial real estate. He is the President of Price & Marshall, Inc., a corporate equipment and real estate financing boutique which he founded in 1993. From March 1990 to October 1993, he worked at Bear Stearns & Co., Inc., where he structured and negotiated securitizations of commercial mortgages and corporate financings of real and personal property. From March 1985 to March 1990, he served as a Managing Director at Drexel Burnham Lambert Incorporated and as an Executive Vice President at DBL Realty, its real estate division. He also served in various capacities at Merrill Lynch & Co., including serving as manager of the Private Placement Department from 1970 to 1980, as a founder of Merrill Lynch Leasing, Inc. in 1976 and as Chairman of the Merrill Lynch Leasing, Inc. Investment Committee from 1976 to 1982. He currently serves on the Boards of Pier 1 Funding Corp. and Manuco Corp., a subsidiary of The Kroger Co., owning food processing companies. He is also on the Board of Advisors of the Harry Ransom Center at the University of Texas in Austin. Mr. Price received his B.A. from Syracuse University and his M.B.A. from Columbia University. Mr. Price’s qualifications for election to our Board include his extensive experience in the commercial real estate business in the U.S. and foreign markets.

* Independent Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Benjamin P. Harris
Age: 35

Mr. Harris has served as President since December 2006. He joined W. P. Carey & Co. LLC in June 1998 as an analyst in W. P. Carey & Co. LLC’s Finance Department and moved to the Investment Department in 1999, and was promoted to Second Vice President in March 2000. He became Vice President in 2001, Director and First Vice President in 2002, Executive Director in 2003, Director of the Investment Department in September 2005 and Managing Director in March 2006. Mr. Harris earned a B.S. in Economics and Finance from the University of King’s College and Dalhousie University in Canada and is a Chartered Financial Analyst. He is a member of the Alternative Investments Committee of the New York Society of Securities Analysts. Mr. Harris served as President of CPA®:12 from April 2004 until its merger into CPA®:14.

Mark J. DeCesaris
Age: 51

Mr. DeCesaris has served as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director since November 2005. He has also served in the same capacities with W. P. Carey & Co. LLC, CPA®:14 and CPA®:16 – Global since November 2005, and CPA®:17 – Global since October 2007. Mr. DeCesaris had previously been a consultant to W. P. Carey & Co. LLC’s Finance Department since May 2005. Prior to joining W. P. Carey & Co. LLC, from 2003 to 2004 Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance.

From 1994 to 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. Mr. DeCesaris is a licensed Certified Public Accountant and started his career with Coopers & Lybrand in Philadelphia. He graduated from King’s College with a B.S. in Accounting and a B.S. in Informational Technology. He currently serves as a member of the Board of Trustees of King’s College and the Board of Trustees of the Chilton Memorial Hospital Foundation and is a member of the American Institute of Certified Public Accountants.

John D. Miller
Age: 65

Mr. Miller has served as Chief Investment Officer since 2005. He has also served in the same capacities with W. P. Carey & Co. LLC, CPA®:14 and CPA®:16 – Global since 2005, and CPA®:17 – Global since October 2007. Mr. Miller joined W. P. Carey & Co. LLC in 2004 as Vice Chairman of Carey Asset Management. Mr. Miller was a Co-founder of StarVest Partners, L.P., a technology oriented venture capital fund. He was Chairman and President of the StarVest management company from 1998 to 2005 and served on a number of boards of its portfolio companies until the end of the fund’s active investment period in 2005. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, he served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group, where he helped raise and was Co-chair of the Rothschild Recovery Fund. Prior to joining Rothschild in 1995, he held positions at two private equity firms, Credit Suisse First Boston’s Clipper group and Starplough Inc., an affiliate of Rosecliff. Mr. Miller previously served in investment positions at the Equitable Capital Management Corporation, including serving as President, Chief Executive Officer and head of its corporate finance department. He currently serves on the Board of FX Real Estate and Entertainment Inc. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara.

Thomas E. Zacharias
Age: 56

Mr. Zacharias has served as Chief Operating Officer and Managing Director since 2005. He has also served in the same capacities with W. P. Carey & Co. LLC and CPA®:14 since 2005, and CPA®:17 – Global since October 2007. Mr. Zacharias joined W. P. Carey & Co. LLC in 2002, is head of the Asset Management Department and has served as President of CPA®:16 – Global since 2003. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey & Co. LLC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the U.S. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts between 2003 and 2007.

AUDIT COMMITTEE MATTERS

Audit Committee

Our Board of Directors has established a standing Audit Committee. The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, the compliance with legal and regulatory requirements and independence qualifications and performance of our internal audit function and Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all “independent” as defined in our Bylaws and the New York Stock Exchange listing standards and applicable rules of the SEC. The Audit Committee is currently comprised of Elizabeth P. Munson, Richard J. Pinola (Chairman) and James D. Price. Our Board of Directors has determined that Mr. Pinola, an Independent Director, is a “financial expert” as defined in Item 407 of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.cpa15.com) in the “Corporate Governance” section.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

The Audit Committee reports as follows with respect to the audit of CPA®:15’s fiscal 2009 audited financial statements.

The Audit Committee held four regularly scheduled quarterly meetings and three additional meetings during 2009.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with the management of CPA®:15.

Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company’s outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company’s internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CPA®:15 and its affiliates. Based on review and discussions of CPA®:15’s audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2009 be included in the Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:

Richard J. Pinola, Chairman
Elizabeth P. Munson
James D. Price

Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2009 and 2008

The following table sets forth the approximate aggregate fees billed to CPA®:15 during fiscal years 2009 and 2008 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2009	2008

Audit Fees(1)	$426,008	$352,488
Audit Related Fees(2)	0	0
Tax Fees(3)	16,415	11,436
All Other Fees($)	0	0

Total Fees	$442,423	$363,924

(1)	Audit Fees: This category consists of fees for professional services rendered for the audits of CPA®:15’s audited 2009 and 2008 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30 for each of the 2009 and 2008 fiscal years and other audit services.

(2)	Audit Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP. No fees were billed for assurance and audit related services rendered by PricewaterhouseCoopers LLP for the years ended 2009 and 2008.

(3)	Tax Fees: This category consists of fees billed to CPA®:15 by PricewaterhouseCoopers LLP for tax compliance and consultation services.

Pre-Approval By Audit Committee

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

BOARD’S ROLE IN RISK OVERSIGHT AND ITS LEADERSHIP STRUCTURE

Recently, attention is being given to the subject of risk and how companies assess and manage risk. Our advisor is charged with assessing and managing risks associated with our business on a day to day basis. We rely on our advisor’s internal processes to identify, manage and mitigate material risks and to communicate with our Board of Directors. The Board’s role is to oversee the advisor’s execution of these responsibilities and to assess the advisor’s approach to risk management on our behalf. The Board exercises this role periodically as part of its regular meetings and through meetings of its Audit Committee. The Board and the Audit Committee receive reports at their regular meetings from representatives of our advisor on areas of material risk to CPA®:15, including operational, financial, legal, regulatory, strategic and reputational risk, in order to review and understand risk identification, risk management and risk mitigation strategies.

We maintain separate roles for our Chairman of the Board and Chief Executive Officer. We believe this structure is currently in the best interests of the Company and our stockholders. Both Messrs. Carey and DuGan, our Chairman of the Board and Chief Executive Officer, respectively, possess detailed and in depth knowledge of the issues, opportunities and challenges facing the Company and its businesses. We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer, who is also the Chief Executive Officer of our advisor, has the general responsibility for implementing the policies of the Company and for the management of the business and affairs of the Company, while our Chairman of the Board presides over meetings of the full Board and provides critical thinking with respect to the Company’s strategy and performance. Our independent directors meet regularly in executive session and maintain an open line of communication with our Chairman and our Chief Executive Officer. Because our Chairman of the Board is not independent under the applicable rules promulgated by the SEC, our Board has appointment James D. Price as Lead Independent Director. Mr. Price is well suited to lead independent sessions of the Board in this capacity based on his extensive executive experience.

Our Board believes that its current leadership structure — separate roles for our Chairman of the Board and Chief Executive Officer and a lead independent director — provides effective corporate governance at the Board level and independent oversight of both our Board and our advisor.

BOARD MEETINGS AND DIRECTORS’ ATTENDANCE

There were four regular Board meetings, two additional Board meetings, and seven Audit Committee meetings held in 2009 and each Director attended at least seventy-five percent of the aggregate Board meetings and Audit Committee meetings held while he or she was a Director. The Board of Directors of CPA®:15 does not have a standing nominating or compensation committee. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. Four Directors attended the annual meeting of stockholders held on June 10, 2009.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS — FISCAL 2009

We have no employees. Day-to-day management functions are performed by Carey Asset Management Corp. or its affiliates (collectively, our “advisor”). During 2009, we did not pay any compensation to our Executive Officers. We have not paid, and do not intend to pay, any annual compensation to our Executive Officers for their services as officers; however, we reimburse our advisor for the services of its personnel, including those who serve as our officers pursuant to the advisory agreement. Please see the section titled “Certain Relationships and Related Transactions” for a description of the contractual arrangements between us and our advisor and its affiliates.

CPA®:15 pays its Directors who are not officers an annual cash retainer of $19,333, an additional annual cash retainer of $6,000 for the Chairman of the Audit Committee, $1,000 for in-person attendance at each regular quarterly board meeting, and an annual grant of $10,000 of shares of our common stock, valued based upon our most recently published estimated net asset value. Wm. Polk Carey, the Chairman of the Board of Directors, and Gordon F. DuGan did not receive compensation for serving as Directors.

			All Other
	Fees Earned or	Stock Awards	Compensation	Total
Director	Paid in Cash ($)	($)(1)	($)(2)	($)

Marshall E. Blume(3)	$12,667	$0	$0	$12,666
Elizabeth P. Munson	18,500	10,000	157	28,656
Richard J. Pinola	20,000	10,000	157	30,156
James D. Price	21,500	10,000	157	31,656

(1)	Amounts in the “Stock Awards” column reflect the aggregate grant date fair value of awards of shares of our common stock granted for 2009, computed in accordance with FASB ASC Topic 718, related to the annual grant of $10,000 of shares of our common stock on July 1, 2009. The grant date fair values of awards were calculated by multiplying the number of shares granted by our most recently published estimated net asset value per share of $11.50 on that date.

(2)	All Other Compensation reflects dividends paid on the stock awards set forth in the table.

(3)	Effective as of June 25, 2009, Marshall E. Blume resigned from the Board of Directors and all committees thereof of which he was a member. He remains a Director of CPA®:14 and CPA®:17 – Global and joined the Board of Directors of CPA®:16 – Global on that date.

BOARD REPORT ON EXECUTIVE COMPENSATION

SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CPA®:15 has no employees and pays no direct compensation. As a result, CPA®:15 has no compensation committee and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, CPA®:15 reimburses an affiliate of W. P. Carey & Co. LLC for its proportional share of the cost incurred by affiliates of W. P. Carey & Co. LLC in paying Wm. Polk Carey and Gordon F. DuGan in connection with their services on behalf of the Company, other than as Directors. Please see the section titled “Certain Relationships and Related Transactions” for additional details regarding reimbursements to W. P. Carey & Co. LLC and its affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, CPA®:15’s Board of Directors has not appointed a compensation committee. None of the members of CPA®:15’s Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director or under Item 404 of Regulation S-K or as a former officer or employee of CPA®:15.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

“Beneficial Ownership” as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder, other than Wm. Polk Carey, who beneficially owned more than 5% of the outstanding shares.

The following table shows how many shares of CPA®:15’s common stock were owned, as of the record date, by the Directors and Named Executive Officers, which under SEC Regulations consists of our Chief Executive Officer and our Acting Chief Financial Officer. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percentage of Class

Wm. Polk Carey	8,405,716	(1)	6.66%
Gordon F. DuGan	1,090	(2)	*
Elizabeth P. Munson	3,071		*
Richard J. Pinola	7,077		*
James D. Price	1,690		*
All Directors and Executive Officers as a Group (9 Individuals)	8,458,424		6.70%

*	Less than 1%

(1)	Includes 2,756,526 shares owned by Carey Asset Management Corp., 303,992 shares owned by W. P. Carey International LLC and 5,345,198 shares owned by Carey REIT II, Inc. Mr. Carey disclaims beneficial ownership of these shares.

(2)	The shares are owned by Mr. DuGan’s children. Mr. DuGan disclaims beneficial ownership of these shares.

CODES OF ETHICS

CPA®:15’s Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our employees, including our Executive Officers and Directors. This code is available on the Company’s website (www.cpa15.com) in the “Corporate Governance” section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Wm. Polk Carey is the Chairman of our Board of Directors. During 2009, we retained our advisor to provide advisory services in connection with identifying, evaluating, negotiating, financing, purchasing and disposing of investments and performing day-to-day management services and certain administrative duties for us pursuant to an advisory agreement. Carey Asset Management Corp. is a Delaware corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC, a Delaware limited liability company of which Wm. Polk Carey is Chairman of the board of directors and the beneficial owner of over 10% of its equity securities. For the services provided to us, the advisor earns asset management and performance fees, each of which is equal to one half of one percent per annum of our average invested assets. The performance fees are subordinated to the performance criterion, a non compounded cumulative distribution return of 6% per annum. Asset management and performance fees are payable in cash or restricted stock at the option of the advisor. During 2009, the asset management and performance fees earned by the advisor totaled $28.8 million. For 2009, the advisor elected to receive 80% of its performance fees in restricted shares of our common stock and the remaining 20% of its performance fees in cash.

In addition, the advisory agreement provides for the advisor to earn acquisition fees averaging not more than 4.5%, based on the aggregate cost of investments acquired, of which generally 2% is deferred and payable in equal annual installments each January over no less than four years following the first anniversary of the date a property is purchased. Unpaid installments bear interest at 6% per annum. During 2009, in return for performing services related to our real estate purchases, the advisor earned acquisition fees of $0.2 million, payment of $0.1 million of which was subordinated and deferred. An annual installment of $6.9 million in deferred fees was paid in cash to the advisor in January 2009. Unpaid installments of deferred acquisition fees totaled $7.2 million as of December 31, 2009, and are included in due to affiliates in our consolidated financial statements.

The advisor is entitled to receive subordinated disposition fees based upon the cumulative proceeds arising from the sale of our assets since inception, subject to certain conditions. Pursuant to the subordination provisions of the advisory agreement, the disposition fees may be paid only after the stockholders receive 100% of their initial investment from the proceeds of asset sales and a cumulative annual distribution return of 6% (based on an initial share price of $10) since our inception. The advisor’s interest in such disposition fees amounted to $6.2 million as of December 31, 2009. Payment of such amount, however, cannot be made until the subordination provisions are met. We have concluded that payment of such disposition fees is probable.

Because we do not have our own employees, the advisor employs, directly and through its affiliates, officers and other personnel to provide services to us, including our Executive Officers. During 2009, $3.1 million was paid to the advisor or its affiliates by us to cover such personnel expenses, which amount includes both cash compensation and employee benefits. In addition, pursuant to a cost-sharing arrangement among the CPA® REITs, the advisor and other affiliates of the advisor, we pay our proportionate share, based on adjusted revenues, of office rental expenses and of certain other overhead expenses. Under this arrangement, our share of office rental expenses for 2009 was $0.8 million.

We own interests in property-owning entities ranging from 30% to 75% as well as jointly-controlled tenant-in-common interests in net leases, with the remaining interests generally held by other CPA® REITs and affiliates of our advisor.

Policies and Procedures With Respect to Related Party Transactions

Our Bylaws generally provide that all of the transactions that we enter into with our “affiliates,” such as our Directors, Officers, advisor and their respective affiliates, must be, after disclosure of such affiliation, approved or ratified by a majority of our independent Directors and a majority of the Directors who are not otherwise interested in the transaction. In addition, such Directors and Independent Directors must determine that (1) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm’s-length basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Directors, Executive Officers and persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, CPA®:15 believes that our Directors, Executive Officers and beneficial owners of 10% or more of our shares were in compliance with the reporting requirements of Section 16(a) of the Exchange Act during 2009, except that Richard J. Pinola did not timely file a report covering 870 shares paid to him in July 2009 as part of his Director fees due to an administrative error. A corrective filing was made one day late in respect of this transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

From CPA®:15’s inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has engaged PricewaterhouseCoopers LLP as the Company’s auditors for 2010. PricewaterhouseCoopers LLP also serves as auditors for W.P. Carey & Co. LLC, CPA®:14, CPA®:16 – Global and CPA®:17 – Global.

A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

STOCKHOLDER COMMUNICATIONS

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Director of Investor Relations, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

We must receive at our principal executive offices any proposal that a stockholder intends to present at CPA®:15 2011 Annual Meeting no later than December 31, 2010 in order to be included in CPA®:15’s Proxy Statement and form of proxy relating to the 2011 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act.

Under our current charter, all stockholder proposals to be presented in connection with 2011 Annual Meeting of stockholders, other than proposals submitted pursuant to SEC Rule 14a-8 of the Exchange Act, must be received by CPA®:15’s Secretary not fewer than 120 days before the scheduled date of the 2011 Annual Meeting. In addition, any stockholder wishing to nominate a Director at the 2011 Annual Meeting must provide timely written notice of such nomination, to CPA®:15’s Secretary, as set forth in our Bylaws.

Under our current Bylaws, a stockholder’s notice regarding a nomination shall be timely if it is delivered to, or mailed and received at, the principal office of CPA®:15 not less than 30 days nor more than 60 days prior to the 2011 Annual Meeting. Thus, if the 2011 Annual Meeting were to occur on June 9, 2011, then stockholder proposals must be received by February 9, 2011 and any stockholder’s notice of a Director nomination must be received not earlier than April 10, 2011, nor later than May 10, 2011. However, if fewer than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to the stockholder, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the 2011 Annual Meeting was mailed or such public disclosure was made. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Director of Investor Relations, at W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020.

The Board of Directors recommends a vote “FOR” all nominees.

			With-	For All
		For	hold	Except
1.	Election of Directors for the One-Year Term Expiring in 2011:	☐	☐	☐

(01) Wm. Polk Carey	(02) Gordon F. DuGan
(03) Elizabeth P. Munson	(04) Richard J. Pinola
(05) James D. Price
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	Please be sure to sign and date	Date
this Proxy in the box below.

_	____Stockholder sign above________________	Co-holder (if any) sign above__	_

Please mark your votes as indicated in this example	☒

2.	Such other matters as may properly come before the meeting at the discretion of the proxy holders.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED OR SPECIFIED. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE NOMINATED DIRECTORS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.
SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give the full title. When shares are held jointly, only one holder need sign.

*** IF YOU WISH TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***
é FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL é
AUTHORIZE YOUR PROXY BY TELEPHONE/INTERNET
QUICK * * * EASY * * * IMMEDIATE
Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Please have this card handy when you call. You will need it in front of you in order to complete the voting process.
AUTHORIZE YOUR PROXY BY PHONE :
  You will be asked to enter the CONTROL NUMBER (look below at right).

OPTION A:	To vote as the Board of Directors recommends on the proposal, press 1. Your vote will be confirmed.

OPTION B:	If you choose to vote on the proposal on your own, press 2. You will hear these instructions:
To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 2.
To vote FOR ALL NOMINEES EXCEPT for certain of the nominees, press 3 and listen to the instructions.
AUTHORIZE YOUR PROXY BY INTERNET :
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You will be asked to enter the CONTROL NUMBER (look below at right).
If you authorize your proxy by telephone or internet, DO NOT mail back your proxy card.
Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.
THANK YOU FOR VOTING

FOR TELEPHONE/
Call * * * Toll Free * * * On a Touch Tone Telephone	INTERNET PROXY AUTHORIZATION:
1-888-514-4649 – ANYTIME	CONTROL NUMBER
There is NO CHARGE to you for this call
TELEPHONE/INTERNET PROXY AUTHORIZATION DEADLINE: 12 midnight-June 8, 2010

REVOCABLE PROXY
CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
Proxy for Annual Meeting of Stockholders – June 9, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of Corporate Property Associates 15 Incorporated, a Maryland corporation (the “Company”), appoints Thomas E. Zacharias and Mark J. DeCesaris, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Corporate Property Associates 15 Incorporated’s executive offces, 50 Rockefeller Plaza, New York, New York 10020, on June 9, 2010, at 4:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
AUTHORIZE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê FOLD AND DETACH HERE ê
CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED ANNUAL MEETING – JUNE 9, 2010
YOUR VOTE IS IMPORTANT!
     You can authorize your proxy in one of three ways:
1.	Call toll free 1-888-514-4649 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2.	Via the Internet at www.proxyvoting.com/wpc and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE VOTE
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